                                                                  EXHIBIT 3.1
                                 CERTIFICATE
                                      OF
                      AMENDED ARTICLES OF INCORPORATION
                                      OF
                      THE GOODYEAR TIRE & RUBBER COMPANY


        E.J. Thomas, President, and Arden E. Firestone, Secretary, of The Goodyear Tire & Rubber Company, an Ohio corporation, with its principal office located at Akron, Ohio, do hereby certify that a meeting of the holders of the shares of Common Stock of said corporation (being the only class of shares outstanding) entitled to vote on the proposal to adopt the Amended Articles of Incorporation as contained in the following resolution was duly called and held on the 20th day of December, 1954, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled under the Articles to exercise at least two-thirds of the voting power of the corporation on such proposal (the Articles not requiring a greater proportion of such voting power) the following resolution was adopted:

        RESOLVED, That The Goodyear Tire & Rubber Company hereby adopts the following Amended Articles of Incorporation and that the President or a Vice President and the Secretary or an Assistant Secretary of this Corporation are hereby authorized and directed, on behalf of this Corporation, to sign and file in the Office of the Secretary of State of the State of Ohio, so as to make such Amended Articles of Incorporation become effective, a certificate containing a copy of the resolution adopting such Amended Articles of Incorporation and a statement of the manner of the adoption thereof:


                      AMENDED ARTICLES OF INCORPORATION

                                      OF

                      THE GOODYEAR TIRE & RUBBER COMPANY

        The Goodyear Tire & Rubber Company, a Corporation for profit heretofore organized under the General Incorporation Laws of the State of Ohio, adopts these Amended Articles of Incorporation:

        FIRST: The name of said Corporation shall be The Goodyear Tire & Rubber Company.

        SECOND: Said Corporation is to be located at Akron in Summit County, Ohio, and its principal business there transacted.

        THIRD:  Said Corporation is formed for the following purposes:

        (a) To produce, manufacture, purchase, import, or otherwise acquire, to own, process, operate, develop and use, to sell, lease, exchange, export or otherwise dispose of or turn to account, and to generally deal in, and to render any service in respect of: rubber, both natural and synthetic, compounds thereof, substitutes therefor, substances having properties or uses similar thereto, and articles produced in whole or in part therefrom, including without limitation tires and tubes of all types and kinds, belts, and mechanical goods, cotton, rayon and other fibrous materials and articles of which cotton, rayon or other fibrous materials are a component part, metals, rims and automotive parts and accessories, guns, ammunition and other articles useful in the national defense, aircraft and parts and accessories therefor, and, in general, goods, commodities, and articles of personal property of whatever nature, and to carry on and conduct the general business of manufacturing and merchandising.

        (b) To establish, maintain, and operate chemical, physical, and other laboratories and to carry on chemical, physical, and industrial research of every kind and character as may be necessary, useful or convenient in connection with any business of the Corporation, and to produce, manufacture, construct, import, purchase or otherwise acquire, to own, process, develop and use, to sell, lease, exchange, export or otherwise dispose of or turn to account and generally to deal in and with articles of substances invented or developed thereby.

        (c) To manufacture, construct, mine, produce, import, purchase, lease or otherwise acquire, hold, own, use, process, maintain, operate, export, mortgage, sell, convey, assign and otherwise dispose of, distribute, deal in and turn to account machinery, apparatus, tools, implements, equipment, materials, supplies, and other personal property of every kind and character which can or may be advantageously used, consumed or dealt in by the Corporation in connection with any business it is authorized to conduct; and, in general, to buy, sell, produce, manufacture, process, use, export, import, trade in, deal with and turn to account goods, wares, and merchandise of every class and description.

        (d) To purchase, lease or otherwise acquire, own, hold, use, maintain, operate, cultivate, develop, sell, lease, convey, exchange or otherwise dispose of real estate, leaseholds, and other interests in real estate, and to construct, equip, occupy, improve, use, operate, sell, lease, exchange or otherwise dispose of buildings, factories, hangars, mills, workshops, machineshops, laboratories, storehouses, offices, residences, stores, hotels, facilities, and structures of all kinds, necessary, useful or convenient in connection with any of the businesses or operations of the Corporation.

        (e) To secure, register, purchase, lease, license, or otherwise to acquire, and to hold, own, use, operate, develop, improve, introduce, grant licenses in respect of, sell, assign, and otherwise dispose of and turn to account, letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, devices, improvements, formulas, concessions, processes, secret or otherwise, copyrights, trademarks, trade names and rights analogous thereto granted by, recognized or otherwise existing under the laws of the United States or any foreign country.

        (f) To borrow money or otherwise use its credit for its corporate purposes, to issue bonds, debentures, notes and other obligations, secured or unsecured, from time to time, for moneys borrowed or for property acquired, or for any other of the purposes of the Corporation, and to secure the same by mortgage, deed of trust, pledge, or other lien upon any or all of the properties, rights, privileges or franchises of the Corporation.

        (g) To purchase, by subscription or otherwise, or acquire in any manner, and to sell, negotiate, guarantee, assign, deal in, exchange, transfer, pledge or otherwise dispose of, shares of the capital stock, scrip, bonds, coupons, mortgages, debentures, debenture stock, acceptances, drafts, securities, and any other evidences of indebtedness of, or interest in, other corporations, joint stock companies or associations, whether public, private or municipal, or of any corporate body, domestic or foreign, and while the owner thereof, to possess and exercise in respect thereof all the rights, powers, and privileges of ownership, including but not limited to the right to vote thereon.

        (h) To aid, in any manner whatsoever, any corporation, association, copartnership or individual in whose business the Corporation may be in any way interested or any of whose properties, including shares of capital stock, bonds or other obligations or securities, are held by the Corporation or in which it is in any way interested, and to do any acts or things which are or which may appear necessary, useful, convenient or appropriate for the preservation, protection, improvement or enhancement of the value of any such business or property, or for the promotion of any interests of the Corporation.

        (i) To lend money or credit, with or without security, and to guarantee and become surety for payment of money and the performance of contracts or obligations of any and all kinds, provided it shall not carry on the business of an indemnity or a surety company.

        (j) To purchase or otherwise acquire the whole or any part of the property, assets, business, good will, and rights, and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guarantees, liabilities, and obligations of any person, firm or corporation, and to pay therefor in whole or in part with shares of its own capital stock, cash, bonds, debentures, notes or other obligations, or evidences of indebtedness of the Corporation or otherwise; and to hold in any manner dispose of any part or all of the property, assets, business, good will, and right so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired, and to exercise all the powers necessary or convenient in and about the management and conduct of such business.

        (k) In general, to carry on any lawful business whatsoever in connection with or incidental to the foregoing, or which has for its object the promotion, directly or indirectly, of the general interests of the Corporation, or the protection, improvement, preservation or enhancement of the value of its properties and rights, and to do whatever it may deem necessary, convenient or proper for the accomplishment of any one or more of the purposes of the Corporation, and, to the same extent and as fully as any natural person might lawfully or could do, to do all and every lawful act and thing, and to enter into and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government, or subdivision thereof, without limitation as to amount, necessary, suitable or convenient for the accomplishment of any of the purposes of the Corporation or incident to any of the powers hereinbefore enumerated, the enumeration of specific powers not being a limitation or restriction in any manner of the general powers of the Corporation.

        (l) to do all or any of such acts and things and exercise any of such acts in any state of the United States, in any district, territory, colony, protectorate or possession thereof, and in any and all foreign countries, and to maintain such offices, branches, plants, properties, plantations, mines, and establishments in any or all thereof that may be deemed advisable by the Corporation.


        FOURTH: The number of shares which the Corporation is authorized to have outstanding is 15,000,000, all of which shall be Common Stock with a par value of $5 each (being the shares heretofore authorized as shares with a par value of $10 each) having the terms and provisions set forth in these Amended Articles of Incorporation. Each holder of record of Common Stock shall be entitled to one vote for each share of said Common Stock standing in his name on the books of the Corporation.

        No holder of Common Stock, present, past, or future, shall be entitled as such as a matter of right to subscribe for or purchase any part of not exceeding 500,000 shares of such Common Stock which may, subsequent to October 31, 1954 be allotted and sold to employees of the Corporation or any of its subsidiaries, pursuant to such plan or plans for such allotment and sale as the Board of Directors has determined or may from time to time determine, whether any such shares of Common Stock shall be issued for cash, property, services or otherwise.

        FIFTH: The total stated capital of the Corporation at the time of adopting these Amended Articles of Incorporation is $45,532,000.00.

        SIXTH: These Amended Articles of Incorporation supersede and take the place of the heretofore existing Amended Articles of Incorporation, adopted March 31, 1952, and filed in the Office of the Secretary of the State of Ohio on April 3, 1952, including all Certificates of Amendment to Amended Articles of Incorporation subsequently filed in the Office of the Secretary of the State of Ohio.

        IN WITNESS WHEREOF, said E. J. Thomas, President, and Arden E. Firestone, Secretary, of The Goodyear Tire & Rubber Company, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 20th day of December, 1954.

                                                By E. J. THOMAS
                                                            President

(CORPORATE SEAL)                                By ARDEN E. FIRESTONE
                                                            Secretary


UNITED STATES OF AMERICA        )
STATE OF OHIO                   )
OFFICE OF THE SECRETARY OF STATE)

        I,                     , Secretary of State of the State of Ohio, do
hereby certify that the foregoing is an exemplified copy, carefully compared by me with the original record now in my official custody as Secretary of State, and found to be true and correct, of the

                                  CERTIFICATE
                                      OF
                      AMENDED ARTICLES OF INCORPORATION
                                      OF
                      THE GOODYEAR TIRE & RUBBER COMPANY

filed in this office on the 30th day of December A.D. 1954 and recorded in Volume 696, Page 255, of the Records of Incorporations.


                                        WITNESS my hand and official seal, at
                                           Columbus, Ohio, this
                                           day of             A.D.

                                        Secretary of State

                                                           EXHIBIT 3.1 Continued

                           CERTIFICATE OF AMENDMENT
                                      TO
                      AMENDED ARTICLES OF INCORPORATION
                                      OF
                      THE GOODYEAR TIRE & RUBBER COMPANY


        Hoyt M. Wells, President, and James Boyazis, Secretary, of The Goodyear Tire & Rubber Company, an Ohio corporation, with its principal office located at Akron, Summit County, Ohio, do hereby certify that a meeting of the holders of the shares of Common Stock of said corporation (being the only class of shares outstanding) entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 5th day of April, 1993, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitled under the Amended Articles of Incorporation to exercise at least two-thirds of the voting power of the corporation on such proposal (the Amended Articles of Incorporation not requiring a greater proportion of such voting power) the following resolution was adopted:

        RESOLVED, that The Goodyear Tire & Rubber Company hereby adopts the following amendment to its Amended Articles of Incorporation and that the President or a Vice President and the Secretary or an Assistant Secretary of The Goodyear Tire & Rubber Company are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption:

        The Amended Articles of Incorporation are hereby amended by striking out in its entirety Article FOURTH and substituting in lieu thereof the following:

        FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 350,000,000, consisting of 300,000,000 shares of Common Stock without par value (hereinafter referred to as "Common Stock") and 50,000,000 shares of Preferred Stock without par value (hereinafter referred to as "Preferred Stock").

        The express terms of the shares of each class are as follows:


                                    PART A

                      EXPRESS TERMS OF THE COMMON STOCK

Section 1. General.

        The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of common Stock. Each holder of record of Common Stock shall be entitled to one vote for each share of said Common Stock standing in his or her name on the books of the Corporation upon all matters presented to the shareholders.

Section 2. Preemptive Rights.

        No holder of Common Stock, present, past or future, shall be entitled to such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

Section 3. Purchase of Shares by Corporation

        The Corporation is authorized to purchase shares of Common Stock at such times, in such manner, for such reasons and on such terms and conditions as shall be deemed appropriate by the Board of Directors.

                                    PART B

                     EXPRESS TERMS OF THE PREFERRED STOCK


Section 1. Series.

        The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and the express terms thereof shall be identical, except in respect of the terms that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 through 8, inclusive, of this Part B, which shall apply to all Preferred Stock, the Board of Directors is hereby authorized to cause shares of Preferred Stock to be issued in one or more series and with respect to each such series to determine and fix:

        (a) The designation of the series, which may be by distinguishing number, letter or title.

        (b) The authorized number of shares constituting the series, which number the Board of Directors may, except to the extent otherwise provided in the creation of the series, from time to time increase or decrease, but not below the number of shares thereof then outstanding.

        (c) The rate at which dividends shall be payable on shares of such series.

        (d) The dates on which dividends, if declared, shall be payable on shares of such series and the dates from which dividends shall be cumulative.

        (e) The redemption rights and price or prices, if any, for shares of the series.

        (f) The amount, terms, conditions and manner of operation of any retirement or sinking fund to be provided for the purchase or redemption of shares of the series.

        (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

        (h) Whether the shares of the series shall be convertible into shares of any other class or series, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

        (i) The conditions or restrictions, if any, upon the issue of any additional shares of the same series or of any other class or series.

        The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each series, the matters described in clauses (a) to (i), inclusive, of this
Section 1.

Section 1-A. Series A $10.00 Preferred Stock, Without Par Value.

        A series of Preferred Stock is hereby created having the following terms:

        1. Designation. The shares of such series are designated as: "Series A $10.00 Preferred Stock, without par value."

        2. Authorized Number of Shares - Fractional Shares. The authorized number of shares constituting the Series A $10.00 Preferred Stock is 3,000,000. Series A $10.00 Preferred Stock may be issued in fractions of a shares which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A $10.00 Preferred Stock.

        3. Dividends and Distributions. (A) Subject to any prior to superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A $10.00 Preferred Stock with respect to dividends that may be authorized by the Amended Articles of Incorporation, the holders of shares of Series A $10.00 Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A $10.00 Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A $10.00 Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
(a) $10.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A $10.00 Preferred Stock. In the event the Corporation shall at any time after July 28, 1986 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A $10.00 Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series A $10.00 Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Payment Date, a dividend of $10.00 per share on the Series A $10.00 Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A $10.00 Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A $10.00 Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A $10.00 Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

        (D) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A $10.00 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A $10.00 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

        (E) Dividends in full shall not be declared or paid or set apart for payment on the Series A $10.00 Preferred Stock for a dividend period termination on a Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date. When the dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full.

        4. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A $10.00 Preferred Stock unless, prior thereto, the holders of shares of Series A $10.00 Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A $10.00 Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) is hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A $10.00 Preferred Stock and Common Stock, respectively, holders of Series A $10.00 Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

        (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A $10.00 Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

        (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock there were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        5. Conversion on Merger, Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A $10.00 Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A $10.00 Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        6. Redemption. The outstanding shares of Series A $10.0 Referred Stock shall not be redeemable.

        7. Condition to Issuance of any other Series. The Articles of Incorporation of the Corporation shall not be further amended to provide for the issuance of any other series of Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A $10.00 Preferred Stock, voting separately as one voting group.

Section 2. Dividends.

        (a) The holders of Preferred Stock of each series, in preference of the holders of shares of Common Stock and of any other class of shares ranking junior to the Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of
Section 1 of this Part B and no more, payable on the dividend payment dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividend may be paid upon or declared or set apart for any series of the Preferred Stock at any time unless at the same time a like proportionate dividend for the dividend periods terminating on the same date or any earlier date, ratably in proportion to the respective annual dividend rates, shall have been paid upon or declared or funds therefor set apart for all shares of Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

        (b) So long as any Preferred Stock shall be outstanding, no dividend, except a dividend payable in Common Stock or other shares ranking junior to the Preferred Stock, shall be paid or declared or any distribution be made except as aforesaid on the Common Stock or any other shares ranking junior to the Preferred Stock, nor shall any shares of Common Stock or any other shares ranking junior to the Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Preferred Stock received by the Corporation on or subsequent to the date on which shares of Preferred Stock are first issued), unless (i) all accrued and unpaid dividends upon all Preferred Stock then outstanding payable on all dividend payment dates occurring on or prior to the date of such action shall have been declared and paid or funds sufficient therefor, set apart, and (ii) at the date of such action there shall be no arrearages with respect to the redemption of Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of
Section 1 of this Part B.

Section 3. Redemption

        (a) Subject to the express terms of each series, the Corporation may from time to time redeem all or any part of the Preferred Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Part B or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Part B, together in each case with (1) all then unpaid dividends upon such shares payable on all dividend payment dates for such series occurring on or prior to the redemption date, plus (2) if the redemption date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for such series, for the period from the day following the most recent such dividend payment date through the redemption date.

        (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time after notice has been given as above provided and before the date of redemption specified in such notice the Corporation may deposit the aggregate redemption price of the shares of Preferred Stock to be redeemed, together with an amount equal to the aggregate amount of dividends payable upon such redemption, with any bank or trust company in New York, New York, having capital and surplus of more than $100,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the shares of Preferred Stock so to be redeemed upon surrender of the stock certificate or certificates held by such holders. After the mailing of such notice and the making of such deposit of money, such holders shall cease to be shareholders with respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise, before the redemption date, any unexpired privileges of conversion.

        (c) In the event less than all of the outstanding shares of any series of Preferred Stock are to be redeemed, the Corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

        (d) If the holders of shares of Preferred Stock which shall have been called for redemption shall not, without six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

        (e) Any shares of Preferred Stock (i) redeemed by the Corporation pursuant to the provisions of this Section 3, (ii) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of any series of Preferred Stock, (iii) converted in accordance with the express terms of any such series, or (iv) otherwise acquired by the Corporation, shall resume the status of authorized and unissued shares of Preferred Stock without serial designation.

Section 4. Liquidation.

        (a) The holders of Preferred Stock of any series shall,in cash of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of shares of Common Stock or any other shares ranking junior to the Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Part B, plus an amount equal to (i) all then unpaid dividends upon such shares payable on all dividend payment dates for such series occurring on or prior to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up, plus (ii) if such date is not a dividend payment date for such series, a proportionate dividend, based on the number of elapsed days, for the period from the day following the most recent such dividend payment date through such date of payment of the amount due pursuant to such liquidation, dissolution or winding up. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Preferred Stock in proportion to the full preferential amount to which each such share is entitled.



          After payment to holders of Preferred Stock of the full preferential amounts as aforesaid, holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

          (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section 4.

Section 5. Voting.

          (a) The holders of Preferred Stock shall not be entitled to vote upon matters presented to the shareholders, except as provided in this Section 5 or as required by law.

          (b) Whenever, and so long as, the Corporation shall be in default of the payment of the equivalent of six full quarterly dividends (whether or not consecutive) on any series of Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Preferred Stock of all series, voting separately as a class without regard to series, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of shares of Preferred Stock shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than a majority of the outstanding shares of Preferred Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph, when the same shall have become vested, shall remain so vested until all accrued and unpaid dividends on the Preferred Stock of all series then outstanding shall have been paid, whereupon the holders of Preferred Stock shall be divested of this special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event of the occurrence of the default hereinabove specified in this Subsection (b). In the event of a default entitling the holders of Preferred Stock to elect two Directors as specified in this Subsection (b), a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the shares of Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within 120 days after the date of receipt of the foregoing written request from the holders of Preferred Stock. At any meeting at which the holders of Preferred Stock shall be entitled to elect Directors, the holders of a majority of the then outstanding shares of Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Preferred Stock are entitled to elect as hereinabove provided. Notwithstanding any provision of these Amended Articles of Incorporation or the Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of Directors of the Corporation, the two Directors who may be elected by the holders of Preferred Stock pursuant to this Subsection (b) shall serve in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to this Subsection (b). Nothing in this Subsection (b) shall present any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to this Subsection (b). Notwithstanding any classification of the other Directors of the Corporation, the two Directors elected by the holders of Preferred Stock shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

          (c) The affirmative vote or consent of the holders of at least two-thirds of the shares of Preferred Stock at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Preferred Stock are concerned, such action may be effected with such vote or consent):

          (1) Any amendment, alteration or repeal of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the Corporation which adversely affects the preferences or voting or other rights of the holders of Preferred Stock; provided, however, that for the purpose of this Subsection
              (c) only, neither the Amendment of the Amended Articles of Incorporation so as to authorize, create or change the authorized or outstanding amount of Preferred Stock or of any shares of any class ranking on a parity with or junior to the Preferred Stock nor the amendment of the provisions of the Code of Regulations so as to change the number of directors of the Corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Preferred Stock at the time outstanding, only the affirmative vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

          (2) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Preferred Stock then outstanding expect in accordance with a stock purchase offer made to all holders of record of Preferred Stock, unless all dividends on all Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid for funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with; or

          (3) The authorization, creation or the increase in the authorized amount of any shares of any class or any security convertible into shares of any class, in either case ranking prior to the Preferred Stock.

          (d) The affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Preferred Stock are concerned, such action may be effected with such vote or consent):

          (1) The sale, lease or conveyance by the Corporation of all or substantially all of its property or business;

          (2) The consolidation of the Corporation with or its merger into any other corporation, unless the corporation resulting from such consolidation or surviving such merger will not have after such consolidation or merger any class of shares either authorized or outstanding ranking prior to or on a parity with the Preferred Stock except the same number of shares ranking prior to or on a parity with the Preferred Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger (and each holder of Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares with the same rights and preferences of the resulting or surviving corporation); or

          (3) The authorization of any shares ranking on a parity with the Preferred Stock or an increase in the authorized number of shares of Preferred Stock.

          (e) Neither the vote, consent nor any adjustment of the voting rights of holders of shares of Preferred Stock shall be required for an increase in the number of shares of Common Stock authorized or issued or for stock splits of the Common Stock or for stock dividends on any class of stock payable solely in Common Stock; and none of the foregoing action shall be deemed to affect adversely the preferences or voting or other rights of Preferred stock within the meaning and for the purpose of this Part B.

Section 6. Convertible Series.

          If and to the extent that there are created series of Preferred Stock which are convertible (hereinafter referred to as "convertible series") into shares of Common Stock or into shares of any other class or series of the Corporation (hereinafter collectively called "conversion shares"), the following terms and provisions shall be applicable to all convertible series, except as may be otherwise expressly provided in the terms of any such series.

          (a) The holder of each share of a convertible series may exercise the conversion privilege in respect thereof by delivering to any transfer agent for the respective series the certificate for the share to be converted and written notice that the holder elects to convert such share. Conversion shall be deemed to have been effected immediately prior to the close of business on the date when such delivery is made, and such date is referred to in this Section as the "conversion date". On the conversion date or as promptly thereafter as practicable, the Corporation shall deliver to the holder of the stock surrendered for conversion, or as otherwise directed by him in writing, a certificate for the number of full conversion shares deliverable upon the conversion of such stock and a check or cash in respect of any fraction of a share as provided in subsection (b) of this Section 6. The person in whose name the stock certificate is to be registered shall be deemed to have become a holder of the conversion shares of record on the conversion date. No adjustment shall be made for any dividends on shares of stock surrendered for conversion or for dividends on the conversion shares delivered on conversion.

          (b) The Corporation shall not be required to deliver fractional shares upon conversion of shares of a convertible series. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full conversion shares deliverable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a conversion share would otherwise be deliverable upon the conversion, the Corporation shall in lieu of delivering a fractional share therefor make an adjustment therefor in cash at the current market value thereof, computed (to the nearest cent) on the basis of the closing price of the conversion share on the last business day before the conversion date.

          For the purpose of this Section, the "closing price of the conversion share" on any business day shall be the last reported sales price regular way per share on such day, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the conversion shares are not then listed or admitted to trading on such Exchange, on the principal national securities exchange on which the conversion shares are listed or admitted to trading as determined by the Board of Directors, or if not so listed or admitted, the mean between the average bid and asked prices per conversion shares in the over-the-counter market as furnished by any member of the National Association of Securities Dealers or other nationally recognized organization of securities dealers selected from time to time by the Board of Directors for that purpose; and "business day" shall be each day on which the New York Stock Exchange or other national securities exchange or over-the-counter market used for the purposes of the above calculation is open for trading.

          (c) Upon conversion of shares of any convertible series, the stated capital of the conversion shares delivered upon such conversion shall be the aggregate par value of the shares so delivered having par value, or, in the case of shares without par value, shall be an amount equal to the stated capital represented by each such share outstanding at the time of such conversion multiplied by the number of such shares delivered upon such conversion. The stated capital of the Corporation shall be correspondingly increased or reduced to reflect the difference between the stated capital of the shares of the convertible series so converted and the stated capital of the shares delivered upon such conversion.

          (d) In the event of any reclassification or change of outstanding conversion shares (except a split or combination, or a change in par value, or a change from par value to no par value, or a change from no par value to par value), provision shall be made as part of the terms of such reclassification or change that the holder of each share of each convertible series then outstanding shall have the right to receive upon the conversion of such share, at the conversion rate or price which otherwise would be in effect at the time of conversion, with substantially the same protection against dilution as is provided in the terms of such convertible series, the same kind and amount of stock and other securities and property as he would have owned or have been entitled to receive upon the happening of any of the events described above had such share been converted immediately prior to the happening of the event.

          (e) In the event the Corporation shall be consolidated with or shall merge into any other corporation, provision shall be made as a part of the terms of such consolidation or merger whereby the holder of each share of each convertible series outstanding immediately prior to such event shall thereafter be entitled to such rights with respect to securities of the Corporation resulting from such consolidation or merger so that rights of such holders as specified in the terms of such convertible series shall not be substantially prejudiced; provided, however, that the provisions of this Subsection (e) shall be inapplicable if such consolidation or merger shall be approved by the holders of two-thirds of the outstanding shares of such convertible series of Preferred Stock.

          (f) The Corporation hereby reserves and shall at all times reserve and keep available free from preemptive rights, out of its authorized but unissued shares or treasury shares, for the purpose of delivery upon conversion of shares of each convertible series, such number of conversion shares as shall from time to time be sufficient to permit the conversion of all outstanding shares of all convertible series of Preferred Stock.

Section 7. Preemptive Rights - Purchase of Shares by Corporation.

          (a) No holder of Preferred stock, present, past or future, shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional stock of any series or class or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

          (b) The Corporation is authorized to purchase any shares of any series of Preferred Stock from time to time and at such times, in such manner, for such reasons and on such terms and conditions as shall be deemed appropriate by the Board of Directors.

Section 8. Definitions.

          For the purpose of this Part B:

          Whenever reference is made to shares "ranking prior to the Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the right of the holders of Preferred Stock; whenever reference is made to shares "on a parity with the Preferred Stock", such reference shall mean and include all shares of the Corporation in respect of which the right of the holders thereof (i) are not given preference over the rights of the holders of Preferred Stock either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (ii) either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or as to both, rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of Preferred Stock; and whenever reference is made to shares "ranking junior to the Preferred Stock" such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of the Preferred Stock.

          IN WITNESS WHEREOF, said Hoyt M. Wells, President, and James Boyazis, Secretary, of THE GOODYEAR TIRE & RUBBER COMPANY, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 6th day of April, 1993.


                                         By: /s/ Hoyt M. Wells
                                             -----------------------------------
                                             Hoyt M. Wells, President

[SEAL]

                                         By: /s/ James Boyazis
                                             -----------------------------------
                                             James Boyazis, Secretary

                                                           EXHIBIT 3.1 Continued

                           CERTIFICATE OF AMENDMENT
                                      TO
                      AMENDED ARTICLES OF INCORPORATION

                                      OF

                      THE GOODYEAR TIRE & RUBBER COMPANY

     Samir F. Gibara, President, and James Boyazis, Secretary, of The Goodyear Tire & Rubber Company, an Ohio corporation, with its principal office located at Akron, Summit County, Ohio, do hereby certify that, pursuant to the authority conferred upon the Board of Directors of said corporation by Section 1 of Part B of ARTICLE FOURTH of the Amended Articles of Incorporation of the said corporation and by the Ohio General Corporation Law, at a meeting of the Board of Directors of said corporation duly called and held on the 4th day of June, 1996, at which meeting a quorum of the Board of Directors was at all times present, the Board of Directors was without shareholder action, which shareholder action was not required, the following resolution:

          RESOLVED, that The Goodyear Tire & Rubber Company hereby adopts the following amendment to its Amended Articles of Incorporation, as amended to date, and that the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Company are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption:

          The Amended Articles of Incorporation of the Company are hereby amended to create a new series of Preferred Stock by adding a new Section 1-B to PART B of ARTICLE FOURTH as follows:

          Section 1-B. Series B Preferred Stock, Without Par Value.

          A series of Preferred Stock is hereby created having the following terms:

          1. Designation. The shares of such series are designated as: "Series B Preferred Stock, without par value."

          2. Authorized Number of Shares - Fractional Shares. The authorized number of shares constituting the Series B Preferred Stock is 7,000,000. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

          3. Dividends and Distributions.

          (A) Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends that may be authorized by the Amended Articles of Incorporation, the holders of shares of Series B Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series B Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater (a) $25.00 or (b) subject to the provisions for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after July 29, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

          (D) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          (E) Dividends in full shall not be declared or paid or set apart for payment on the Series B Preferred Stock for a dividend period terminating on the quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) on such dividend date. When the dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

          4. Liquidation, Dissolution or Winding Up

          (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $25.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the
    payment of the full amount of the   Series B Liquidation Preference, no
    additional distribution shall be made to the holders of shares of Series B Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) is hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Preferred Stock and Common Stock respectively, holders of Series B Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series B Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of

     Common Stock that were outstanding immediately prior to such event.

          5. Conversion on Merger, Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          6. Redemption. The outstanding shares of Series B Preferred Stock shall not be redeemable.

          7. Condition to Issuance of any other Series. The Articles of Incorporation of the Corporation shall not be further amended to provide for the issuance of any other series of Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting separately as one voting group.

     IN WITNESS WHEREOF, said Samir F. Gibara, President, and James Boyazis, Secretary, of The Goodyear Tire & Rubber Company, acting on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 4th day of June, 1996.


                                        By: /s/ Samir F. Gibara
                                            ------------------------------------
                                            Samir F. Gibara, President


                                        By: /s/ James Boyazis
                                            ------------------------------------
                                            James Boyazis, Secretary

[SEAL]

                           UNITED STATES OF AMERICA,
                                 STATE OF OHIO,
                        OFFICE OF THE SECRETARY OF STATE

          I, BOB TAFT, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 4 pages, as taken from the original record now in my official custody as Secretary of State.

                                            WITNESS my hand and official seal at
                                            Columbus, Ohio, this 30th day of
                                            July, A.D., 1996.

[SEAL OF THE SECRETARY OF STATE OF OHIO]

                                        By: /s/ Bob Taft
                                            ------------------------------------

                                                                        BOB TAFT
                                                              Secretary of State
                                        By: /s/ A Henderson
                                            ------------------------------------

   NOTICE: THIS IS AN OFFICIAL CERTIFICATION ONLY WHEN REPRODUCED IN RED INK.

                                                           EXHIBIT 3.1 Continued

                                 STATE OF OHIO
                                  CERTIFICATE
                 OHIO SECRETARY OF STATE, J. KENNETH BLACKWELL

                                     12127

 It is hereby certified that the Secretary of State of Ohio has custody of the business records for
                       THE GOODYEAR TIRE & RUBBER COMPANY
       and, that said business records show the filing and recording of:

Document(s)                                       Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES                    200611400168




                                             Witness my had and the seal of
            [seal]                           the Secretary of State at Columbus,
  United States of America                   Ohio this 20th day of April, A.D.
         State of Ohio                       2006.
Office of the Secretary of State
                                             /s/ J. Kenneth Blackwell

                                              Ohio Secretary of State

(SEAL)   Prescribed by J. KENNETH BLACKWELL   Expedite this Form: (Select One)
               Ohio Secretary of State        Mail Form to one of the Following:
            Central Ohio: (614) 466-3910
              Toll Free: 1-877-SOS-FILE       [X] Yes   PO Box 1390
                  (1-877-767-3453)                      Columbus, OH 43216

                                               *** Requires an additional fee of
                                                            $100***

                                              [ ] No   PO Box 1028
                                                       Columbus, OH 43216

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

                           CERTIFICATE OF AMENDMENT BY
                             SHAREHOLDERS OR MEMBERS
                                   (Domestic)
                                Filing Fee $50.00

(CHECK ONLY ONE (1) BOX

(1) Domestic for Profit   PLEASE READ    (2) Domestic Non-Profit
                          INSTRUCTIONS

[ ]   Amended      [X]   Amendment       [ ]   Amended      [ ]   Amendment
      (122-AMAP)         (125-AMDS)            (126-AMAN)         (128-AMD)

COMPLETE THE GENERAL INFORMATION IN THIS SECTION FOR THE BOX CHECKED ABOVE.

Name of Corporation   The Goodyear Tire & Rubber Company

Charter Number        (12127)

Name of Officer       C. Thomas Harvie

Title                 Secretary

[X] Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

[X] A meeting of the                    [X] shareholders

[ ] directors (NON-PROFIT AMENDED       [ ] members was duly called and held on
    ARTICLES ONLY)                          April 11, 2006
                                                (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise at least 2/3% as the voting power of the corporation.

[ ] In a writing signed by all of the   [ ] shareholders

[ ] directors (NON-PROFIT AMENDED       [ ] members who would be entitled to the
    ARTICLES ONLY)                          notice of a meeting or such other
                                            proportion not less than a majority
                                            as the articles of regulations or
                                            bylaws permit.

CLAUSE APPLIES IF AMENDED BOX IS CHECKED.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

ALL OF THE FOLLOWING INFORMATION MUST BE COMPLETED IF AN AMENDED BOX IS CHECKED. IF AN AMENDMENT BOX IS CHECKED, COMPLETE THE AREAS THAT APPLY.

FIRST:  The name of the corporation is: ________________________________________

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

        __________________________________________________   ___________________
        (city, village or township)                                (county)

THIRD:  The purposes of the corporation are as follows:

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

FOURTH: The number of shares which the corporation is authorized to have outstanding is: 500,000,000.

                           (DOES NOT APPLY TO BOX (2))


                            /s/ Richard J. Kramer                 April 18, 2006
       REQUIRED             -----------------------------------        Date
Must be authenticated       Authorized Representative
(SIGNED) by an authorized
representative              Richard J. Kramer
    (SEE INSTRUCTIONS)      -----------------------------------
                            (Print Name)

                            Executive Vice President

                            -----------------------------------


                            /s/ C. Thomas Harvie                  April 18, 2006
                            -----------------------------------        Date
                            Authorized Representative

                            C. Thomas Harvie
                            -----------------------------------
                            (Print Name)

                            Secretary

                            -----------------------------------

                              ADDITIONAL PROVISIONS
                                       TO
                            CERTIFICATE OF AMENDMENT
                                       TO
                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                       THE GOODYEAR TIRE & RUBBER COMPANY

     RESOLVED, that The Goodyear Tire & Rubber Company hereby adopts the following amendment to its Amended Articles of Incorporation and that the President, and Executive Vice President or a Senior Vice President and the Secretary or an Assistant Secretary of The Goodyear Tire & Rubber Company are hereby authorized and directed to sign and file in the office of the Secretary of State of the State of Ohio a certificate containing a copy of the resolution adopting the amendment and a statement of the manner of its adoption:

The Amended Articles of Incorporation are hereby amended by striking out in its entirety the first paragraph of Article FOURTH and substituting in lieu thereof the following:

     FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is 500,000,000, consisting of 450,000,000 shares of Common Stock without par value (hereinafter referred to as "Common Stock") and 50,000,000 shares of Preferred Stock without par value (hereinafter referred to as "Preferred Stock").